Exhibit 10.14

BRIDGE NOTE (CONVERTIBLE)

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, Novelstem International Corp, a Florida corporation (the “Maker”), hereby unconditionally promises to pay to the order of Jan Loeb or his assigns (the “Noteholder”, and together with the Maker, the “Parties”), the principal amount of Ninety One Thousand Dollars ($91,000) advanced prior to the date of this agreement plus any additional advances thereon (the “Loan”), together with all accrued interest thereon, as provided in this Negotiable Promissory Note (the “Note”, as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms).

1. Definitions. Capitalized terms used herein shall have the meanings set forth in this Section 1.

“Applicable Rate” means the rate equal to ten percent (10%).

“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in New York City are authorized or required by law to close.

“Default” means any of the events specified in Section 6 that constitutes an Event of Default or which, upon the giving of notice, the lapse of time, or both pursuant to Section 6 would, unless cured or waived, become an Event of Default.

“Default Rate” means, at any time, the Applicable Rate plus two percent (2%).

“Event of Default” has the meaning set forth in Section 6.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal, or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of, or pertaining to, government.

“Law” as to any Person, means the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its properties is subject.

“Lien” means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge, or other security interest.

“Loan” has the meaning set forth in the introductory paragraph.

“Maker” has the meaning set forth in the introductory paragraph.

“Maturity Date” means the earlier of (a) the attainment of alternate financing for the purpose of repaying this note, (b) December 30, 2025 and (c) the date on which all amounts under this Note shall become due and payable pursuant to Section 7.

“Note” has the meaning set forth in the introductory paragraph. “Noteholder” has the meaning set fo11h in the introductory paragraph. “Parties” has the meaning set forth in the introductory paragraph.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority, or other entity.

2. Payment: Optional Prepayments.

2.1 Payment. The aggregate unpaid principal amount of the Loan and all accrued and unpaid interest payable under this Note shall be due and payable on the Maturity Date.

2.2 Optional Prepayment. The Maker may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. No prepaid amount may be reborrowed.

3. Interest

3.1 Interest Rate Except as otherwise provided herein, the outstanding principal amount of the Loan made hereunder shall bear interest at the Applicable Rate from the date the Loan was made until the Loan is paid in full, whether at maturity, upon acceleration, by prepayment, or otherwise.

3.2 Default Interest. If any amount payable hereunder is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such overdue amount shall bear interest at the Default Rate from the date of such non-payment until such amount is paid in full.

3.3 Computation of lnterest. All computations of interest shall be made on the basis of 365 or 366 days, as the case may be, and the actual number of days elapsed. Interest shall accrue on the Loan on the day on which such Loan is made and shall not accrue on the Loan on the day on which it is paid.

4. Conversion.

4.1 General. The unpaid principal balance of this Note and any accrued interest may be converted into shares of the Company’s common stock at a conversion price of $0.09 per share.

5. Payment Mechanics.

5.1 Manner of Payment. All payments of interest and principal shall be made in lawful money of the United States of America no later than 5:00 PM on the date on which such payment is due by cashier’s check, certified check or by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Maker from time to time.

5.2 Application of Payments. All payments made hereunder shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest, and third to the payment of the principal amount outstanding under the Note.

5.3 Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

6. Representations, Warranties and Covenants. The Maker hereby represents, warrants and covenants to the Noteholder on the date hereof as follows:

6.1 Existence. The Maker is a corporation duly incorporated, validly existing, and in good standing under the laws of the state of its jurisdiction of organization.

6.2 Power and Authority. The Maker has the power and authority, and the legal right, to execute and deliver this Note and to perform its obligations hereunder.

6.3 Authorization: Execution and Delivery. The execution and delivery of this Note by the Maker and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with all applicable Laws. The Maker has duly executed and delivered this Note.

6.4 No Approvals. No consent or authorization of, filing with, notice to, or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Maker to execute, deliver, or perform any of its obligations under this Note.

6.5 No Violations. The execution and delivery of this Note and the consummation by the Maker of the transactions contemplated hereby do not and will not (a) violate any provision of the Maker’s organizational documents; (b) violate any Law applicable to the Maker or by which any of its properties or assets may be bound; or (c) constitute a default under any material agreement or contract by which the Maker may be bound.

6.6 Enforceability. The Note is a valid, legal, and binding obligation of the Maker, enforceable against the Maker in accordance with its terms.

6.7 No Subordination. The obligations of the Maker to Noteholder under this Note are not and shall not be subordinated to any other indebtedness or debt of Maker heretofore or hereinafter incurred.

7. Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

7.1 Failure to Pay. The Maker fails to pay any payment of principal or interest due hereunder when due; and such failure continues for five (5) days after written notice to the Maker.

7.2 Breach of Representations and Warranties. Any representation or warranty made or deemed made by the Maker to the Noteholder herein is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made.

7.3 Bankruptcy.

(a) the Maker commences any case, proceeding or other action (i) under any existing or future law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or the Maker makes a general assignment for the benefit of its creditors;

(b) there is commenced against the Maker any case, proceeding, or other action of a nature referred to in clause Section 6.3(a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, or unbonded for a period of thirty (30) days;

(c) there is commenced against the Maker any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets which results in the ent1y of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof;

(d) the Maker takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set fo1ih in clause Section 6.3(a),Section 6.3(b), or Section 6.3(c) above; or

(e) the Maker is generally not, or is unable to, or admits in writing its inability to, pay its debts as they become due.

7.4 Judgments. A judgment or decree is entered against the Maker and such judgment or decree has not been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof.

8. Remedies.

Upon the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may at its option, by written notice to the Maker (a) declare the entire principal amount of this Note, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable and/or (b) exercise any or all of its rights, powers, or remedies under applicable law; provided, however that, if an Event of Default described in Section 6.3 shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration, or other act on the part of the Noteholder.

9. Miscellaneous.

9.1 Notices,

(a) All notices, requests, or other communications required or permitted to be delivered hereunder shall be delivered in writing, in each case to the address specified below or to such other address as such Party may from time to time specify in writing in compliance with this provision:

If to the Maker:

2255 Glades Road, Suite 221A

Boca Raton, Florida 33421

Attn: Christine Jenkins, Chief

Financial Officer

Email: cjenkinscpa@outlook.com

If to the Noteholder:

2255 Glades Road, Suite 221A

Boca Raton, Florida 33421

Attn: Jan Loeb

Email: jloeb@leaptidecapital.com

(b) Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received, (ii) sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next business day), and (iii) sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail, or other written acknowledgment).

9.2 Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Note and the transactions contemplated hereby, shall be governed by the laws of the State of Florida without regard to any conflict of laws provisions thereof.

9.3 Waiver of Jury Trial. THE MAKER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY WRY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

9.4 Counterparts: Integration: Effectiveness. This Note and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note constitutes the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (i.e., “pdf” or “tiff”) format shall be effective as delivery of a manually executed counterpart of this Note.

9.5 Successors and Assigns. This Note may be assigned, transferred, or negotiated by the Noteholder to any Person, at any time, without notice to or the consent of the Maker. The Maker may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Noteholder. This Note shall inure to the benefit of and be binding upon the parties hereto and their permitted assigns.

9.6 Waiver of Notice. The Maker hereby waives presentment, demand for payment, protest, notice of dishonor, notice of protest or nonpayment, notice of acceleration of maturity, and diligence in connection with the enforcement of this Note or the taking of any action to collect sums owing hereunder.

9.7 Amendments and Waivers. No term of this Note may be waived, modified, or amended except by an instrument in writing signed by both of the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

9.8 Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand, or limit any of the terms or provisions hereof.

9.9 No Waiver: Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Noteholder, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

9.10 Severability. If any term or provlsl0n of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Maker has executed this Note as of this 16th day of May, 2025

MAKER:
NOVELSTEM INTERNATIONAL CORP.

/s/ Christine Jenkins
Christine Jenkins, Chief Financial Officer

NOTEHOLDER:

/s/ Jan Loeb
Jan Loeb